                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )
                           Filed by the registrant [X]
                 Filed by a party other than the registrant [ ]
                           Check the appropriate box:
        [ ] Preliminary proxy statement. [ ] Confidential, for use of the
                        Commission only (as permitted by
                               Rule 14a-6(e)(2)).
                         [X] Definitive proxy statement.
                      [ ] Definitive additional materials.
                 [ ] Soliciting material pursuant to Rule 14a-12
                     VASCO DATA SECURITY INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
               Payment of filing fee (check the appropriate box):
                              [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
                                      0-11.

(1) Title of each class of securities to which transaction applies:

            ---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ----------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

           ----------------------------------------------------------------

(5) Total fee paid:

           ----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

           ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



(1) Amount Previously Paid:

           ----------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

           ----------------------------------------------------------------

(3) Filing Party:

           ----------------------------------------------------------------

(4) Date Filed:

           ----------------------------------------------------------------

                                  [VASCO LOGO]
          ------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 9, 2003
To the Stockholders of
VASCO Data Security International, Inc.:

The Annual Meeting of Stockholders of VASCO Data Security International, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 9, 2003 at 10:00 a.m., local time, at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181 for the following purposes, as described in the Proxy Statement accompanying this Notice:

1. To elect five (5) directors to serve on the Company's Board of Directors, and;

2. To transact such other business as may properly come before the Annual
Meeting.

The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting. The Company is not required under its charter or bylaws to submit the selection of auditors to a vote of the Company's stockholders.

Only stockholders of record on May 16, 2003 are entitled to notice of and to vote at the Annual Meeting. Further information as to the matters to be considered and acted upon at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,


                                /s/ Clifford K. Bown
                                --------------------------
                                Clifford K. Bown
                                Secretary



Oakbrook Terrace, Illinois
May 23, 2003

YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                  [VASCO LOGO]
                  --------------------------------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 9, 2003
                  --------------------------------------------
                       SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is furnished by the Board of Directors of VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181 (the "Company"), in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, July 9, 2003 at 10:00 a.m., local time, at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181, and at any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting of Stockholders and the accompanying form of proxy are being mailed to stockholders of the Company commencing on or about May 23, 2003. Holders of record of the Company's common stock (the "Common Stock") at the close of business on May 16, 2003 will be entitled to one vote for each share held on all matters to come before the Annual Meeting.

If the accompanying form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the instructions specified therein. In the absence of instructions to the contrary, such shares will be voted "FOR" each of the proposals set forth in this Proxy Statement. Any stockholder executing a proxy has the power to revoke it at any time before it has been voted at the Annual Meeting by delivering written notice to the Secretary of the Company, by executing another proxy dated as of a later date or by voting in person at the Annual Meeting. Any written notice of revocation or subsequent proxy should be delivered to:

         VASCO Data Security International, Inc.
         1901 South Meyers Road, Suite 210
         Oakbrook Terrace, Illinois 60181
         Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

                               THE ANNUAL MEETING

MATTERS TO BE CONSIDERED

The Annual Meeting has been called to (i) elect five (5) directors to serve on the Company's Board of Directors; and (ii) transact such other business as may properly come before the Annual Meeting.

VOTING AT THE ANNUAL MEETING

A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Holders of record of the Common Stock at the close of business on May 16, 2003 are entitled to notice of and to vote at the Annual Meeting. As of May 16, 2003, there were 28,389,484 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast and entitled to vote in the election at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting.

Stockholders may vote in favor of or withhold authority to vote for the nominees for election as directors listed herein. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Directions to withhold authority, because directors are elected by a plurality of votes cast, will have no effect on the election of directors. Broker non-votes, because they are not considered "votes cast," are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting. Abstentions will have the effect of a vote against the proposal being considered.


If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director as listed herein, and (b) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                                 ANNUAL REPORT

The Company's annual report to stockholders for the fiscal year ended December 31, 2002 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. THE ANNUAL REPORT INCLUDES, AMONG OTHER INFORMATION, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO VASCO DATA SECURITY INTERNATIONAL, INC., 1901 SOUTH MEYERS ROAD, SUITE 210, OAKBROOK TERRACE, ILLINOIS 60181, ATTENTION: CLIFFORD K. BOWN.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

The Company's Bylaws, as amended (the "Bylaws"), set the number of directors of the Company at not less than four nor more than twenty, which number may be changed from time to time by the Board of Directors. The Board of Directors decreased the number of directors of the Company to five (5) by a Resolution of the Board of Directors, effective December 9, 2002. All of the directors of the Company will be elected at the Company's Annual Meeting and will hold office until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

The Board of Directors has nominated the following individuals for election as directors of the Company at the Annual Meeting: Michael P. Cullinane, T. Kendall Hunt, Forrest D. Laidley, Michael A. Mulshine and John R. Walter, all of whom are current directors of the Company.

While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable to or for good cause will not serve as a director, the persons listed in the enclosed proxy shall vote such proxy, if properly executed and returned and unrevoked, for such other person or persons as shall be recommended by the Board of Directors or the Board of Directors may, in its discretion, reduce the number of directors to be elected. The affirmative vote of a plurality of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2003 for each person or entity who is known to us to beneficially own five percent or more of the Common Stock. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date.



                        NAME AND            AMOUNT AND
      CLASS OF         ADDRESS OF            NATURE OF          PERCENT OF
      --------         BENEFICIAL           BENEFICIAL          ----------
     SECURITIES        ----------            OWNERSHIP             CLASS
     ----------          OWNER              ----------             -----
                         -----

       Common       T. Kendall Hunt        10,369,306(1)          35.683%
                    1901 S. Meyers Road
                    Ste. 210
                    Oakbrook Terrace, IL
                    60181



         (1) Includes 200,000 shares held in the T. Kendall Hunt Charitable Remainder Trust and 1,111,300 shares held by Barbara J. Hunt, Mr. Hunt's spouse, as to which shares Mr. Hunt disclaims beneficial ownership.



         The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2003 for (i) each of our directors, (ii) each of our named executive officers, and (iii) all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them unless otherwise indicated. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date.


                                                                  AMOUNT AND NATURE
                                     NAME AND ADDRESS OF            OF BENEFICIAL
             CLASS OF SECURITIES       BENEFICIAL OWNER              OWNERSHIP(1)      PERCENT OF CLASS
             -------------------        ----------------              -----------      ----------------





                     Common          T. Kendall Hunt                  10,369,306(2)       35.683%
                                     1901 S. Meyers Road
                                     Ste. 210
                                     Oakbrook Terrace, IL 60181


                     Common          Forrest D. Laidley                  644,403           2.218%
                                     552 Stevenson Drive
                                     Libertyville, IL 60048


                     Common          Michael P. Cullinane                 57,000           0.196%
                                     2233 Edgebrook Drive
                                     Lisle, IL 60532


                     Common          Michael A. Mulshine                  95,900           0.330%
                                     2517 Route 35, Suite D-201
                                     Manasquan, NJ 08736


                     Common          Jan Valcke                          154,235           0.531%
                                     Koningin Astridlaan 164
                                     B-1780 Wemmel, Belgium


                     Common          Clifford K. Bown                     23,750           0.081%
                                     1901 S. Meyers Road
                                     Ste. 210
                                     Oakbrook Terrace, IL 60181



                     Common          All Executive Officers           11,344,594          39.039%
                                     and Directors as a Group
                                     (6 persons) (3)



         (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2003 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

         (2) Includes 200,000 shares held in the T. Kendall Hunt Charitable Remainder Trust and 1,111,300 shares held by Barbara J. Hunt, Mr. Hunt's spouse, as to which shares Mr. Hunt disclaims beneficial ownership.


         (3) John R. Walter, a current director of the Company, is not listed in this table, either individually or as part of All Executive Officers and Directors as a Group, as Mr. Walter did not begin his service on the Company's Board of Directors until April 2003.

The names of and certain information regarding our current directors, each of whom is a nominee for election as a director of the Company at the Annual Meeting, appears below.

T. KENDALL "KEN" HUNT -- Mr. Hunt is Chairman of the Board and Chief Executive Officer. He served as our Chief Executive Officer through June 1999. He has been a director since July 1997 and currently serves a one-year term. He served since 1990 as Chairman and President of our predecessor, VASCO Corp. Mr. Hunt is a director of Dolfin.com, Inc. and SecureD Services, Inc., both privately held companies. Mr. Hunt received a B.B.A. from the University of Miami, Miami, Florida and an M.B.A. from Pepperdine University, Malibu, California. Mr. Hunt is 59 years old.

MICHAEL P. CULLINANE -- Mr. Cullinane has been a director since April 10, 1998 and currently serves a one-year term. He is the Chairman of our Audit Committee, serving as the audit committee's financial expert, and a member of our Compensation Committee. Mr. Cullinane is currently the Executive Vice President and Chief Financial Officer of Divine, Inc. From 1988 to June 1999 he served as Executive Vice President, Chief Financial Officer and a director of PLATINUM Technology International, Inc. Mr. Cullinane is a director of Divine, Inc. and Made 2 Manage Systems, Inc., both of which are public companies. On February 25, 2003, Divine, Inc. filed for protection under the federal bankruptcy laws. Mr. Cullinane received a B.B.A. from the University of Notre Dame, South Bend, Indiana. Mr. Cullinane is 53 years old.


FORREST D. LAIDLEY -- Mr. Laidley has been a director since July 1997 and currently serves a one-year term. Mr. Laidley was our Secretary from our inception through September 2000. He has been involved with us and our predecessor, VASCO Corp., for certain periods since 1984 in similar capacities and currently serves as Chairman of our Compensation Committee and a member of the Audit Committee. Mr. Laidley is a partner in the law firm of Tressler, Soderstrom, Maloney & Priess, where he has practiced since 1999. Prior to that he was a partner in the law firm of Laidley & Porter (a predecessor firm) in Libertyville, Illinois since 1985. He serves on the Advisory Council on Main Street Libertyville and is President and sole stockholder of Forrest Properties, Inc., an Illinois real estate development corporation. Mr. Laidley received a B.A. in History from Yale University, New Haven, Connecticut and a J.D. from DePaul University, Chicago, Illinois. Mr. Laidley is 59 years old.

MICHAEL A. MULSHINE -- Mr. Mulshine has been a director since July 1997 and currently serves a one-year term. He served since 1992 as a director of our predecessor, VASCO Corp. He is a member of our Audit Committee and Compensation Committee. He is, and since 1977 has been, a principal of Osprey Partners, a management consulting firm. Since 1985 he has been a director and Secretary of SEDONA Corporation, a developer and marketer of enterprise scale Internet solutions. Mr. Mulshine received a B.S. in Electrical Engineering from Newark College of Engineering, Newark, New Jersey. Mr. Mulshine is 63 years old.

JOHN R. WALTER -- Mr. Walter has been a director since April 2003. He is the retired President and Chief Operating Officer of AT&T. Prior to AT&T, Mr. Walter served as the Chairman, President, and Chief Executive Officer, of R.R. Donnelley & Sons, a world leader in the print industry. Mr. Walter currently serves on the Board of Directors of Abbott Laboratories, Deere & Company, Manpower, Inc., Applied Graphics Technologies and SNP Corporation of Singapore. He holds a B.S. degree in Business Administration from Miami University of Ohio. Mr. Walter is 56 years old.

EXECUTIVE OFFICERS

Following is information with respect to those individuals currently serving as executive officers of the Company:

T. KENDALL "KEN" HUNT -- Mr. Hunt is Chairman of the Board and Chief Executive Officer . He served as our Chief Executive Officer through June 1999. He has returned as CEO in November 2002. He has been a director since July 1997. He served since 1990 as Chairman and President of our predecessor, VASCO Corp. Mr. Hunt received a B.B.A. from the University of Miami, Miami, Florida and an M.B.A. from Pepperdine University, Malibu, California. Mr. Hunt is 59 years old.

JAN VALCKE -- Mr. Valcke is President & Chief Operating Officer. Mr. Valcke has been an officer of the Company since 1996. From 1992 to 1996, he was Vice President of Sales and Marketing of Digipass NV/SA, a member of the Digiline group. He co-founded Digiline in 1988 and was a member of the Board of Directors of Digiline. Mr. Valcke received a degree in Science from Kortrijk High School in Kortrijk, Belgium. Mr. Valcke is 49 years old.

CLIFFORD K. BOWN -- Mr. Bown is Executive Vice President & Chief Financial Officer. Mr. Bown started his career with KPMG where he directed the audits for several publicly held companies, including a global leader that provides integrated and embedded communications solutions. He was CFO for publicly held XL/Datacomp, a $300 million provider of midrange computer systems and support services in the U. S. and U. K. Mr. Bown also held CFO positions in two other companies focused on insurance and healthcare. Mr. Bown received his MBA from the University of Chicago, a B.S. in Accountancy from the University of Illinois and he has a CPA certificate. Mr. Bown is 52 years old.



                       MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company met eleven (11) times during 2002. Messrs. Hunt, Laidley and Mulshine each attended all of the meetings of the Company's Board of Directors during 2002. Mr. Cullinane attended nine (9) of the meetings.

A stockholder of the Company may nominate persons for election to the Board of Directors if the stockholder submits such nomination, together with certain related information required by the Company's ByLaws, in writing so as to be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the annual meeting of stockholders at which the nomination is to be made.

The Board of Directors presently has two standing committees, an Audit Committee and a Compensation Committee, each of which is described more fully below.


                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is composed of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the

Audit Committee are Michael P. Cullinane, Forrest D. Laidley and Michael A. Mulshine all of whom are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). Each year, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors. The Company is not required under its charter or Bylaws to submit the selection of auditors to a vote of the Company's stockholders.

The Audit Committee has implemented policies and procedures for the pre-approval of all audit, audit-related, tax and permitted non-audit services for the Company. The Audit Committee has pre-approved certain audit, audit-related and tax services to be performed by our independent auditors, KPMG LLP. These pre-approved services include the annual audit and quarterly reviews of our consolidated financial statements of the Company's periodic filings with the SEC, tax compliance services for the United States and other incidental tax advisory services. Additionally, the Audit Committee has directed KPMG LLP not to perform any services for the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002.

The following table shows the fees billed to the Company for the audit and other services provided by KPMG LLP for fiscal years 2002 and 2001.


                                        2002         2001

                                    -----------   -----------
     Audit Fees                      $ 123,786     $ 171,400


     Audit-Related Fees                     --            --


     Tax Fees                          158,982        73,880


     All Other Fees                      3,519            --


                                    -----------   -----------


     Total                           $ 286,287     $ 245,280
                                    ===========   ===========


AUDIT FEES ($123,786 and $ 171,400 for 2002 and 2001 respectively). This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports, and services that are normally provided by the independent auditors in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

AUDIT-RELATED FEES. VASCO incurred no such fees during 2002 and 2001.

TAX FEES ($158,982 and $73,880 for 2002 and 2001 respectively). This category consists of professional services rendered by KPMG LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

ALL OTHER FEES ($3,519 for 2002). This category consists of service rendered by KPMG LLP in relation to a review of specific expense categories as directed by the Board.

The Audit Committee has determined that the rendering of tax services by KPMG LLP is compatible with maintaining their independence.

Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met five times in 2002 and held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

KPMG LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee ratified the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Michael P. Cullinane, Chairman
Forrest D. Laidley, Member
Michael A. Mulshine, Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For 2002, our Compensation Committee was composed of Messrs. Laidley, Cullinane and Mulshine. Forrest D. Laidley serves as a Director and was previously our Secretary. Mr. Laidley was a partner in the law firm of Laidley & Porter that previously performed various legal services for us. Since 1999, Mr. Laidley has been a partner in the law firm of Tressler, Soderstrom, Maloney and Priess. Tressler, Soderstrom, Maloney and Priess has not provided any services to the Company. Mr. Laidley and his former partners have made equity investments in the Company from time to time through various private placements and are currently stockholders.


                            COMPENSATION OF DIRECTORS
         Each of our non-employee directors received a quarterly cash payment of $3,750 in connection with his service on the Board of Directors in 2002. Our directors are also reimbursed for expenses incurred in connection with their attendance at periodic Board meetings. In addition, non-employee directors are eligible to receive stock option grants from time to time. In 2002, options to purchase 18,000 shares of our Common Stock, at a per share exercise price of $2.27, were issued to each of Messrs. Cullinane, Laidley, and Mulshine.

EMPLOYMENT AGREEMENTS

         Mr. Hunt's salary and bonus are determined pursuant to his employment agreement dated November 20, 2002. Mr. Hunt's annual salary, any discretionary bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2002, Mr. Hunt received a base salary of $152,627, a cash bonus of $42,500 and 120,000 stock options. In the event Mr. Hunt is terminated Without Cause, he quits for Good Reason, or he is Terminated or quits for Good Reason after a Change in Control, Mr. Hunt will continue to receive his base pay and any applicable Incentive Compensation over a 24 month period. In the event of such termination, Mr. Hunt has agreed to various terms of non-compete. Effective April 1, 2003, Mr. Hunt's 2003 annual base salary was increased to $185,000, and can be adjusted further by the Compensation Committee based on the Company's performance in 2003. There is no bonus plan for 2003; however, the Compensation Committee has the discretion to award merit bonuses based on the Company's performance in 2003.

Mr. Valcke's salary and bonus are determined pursuant to an Independent Contractor Employment Agreement dated November 20, 2002. Mr. Valcke's annual salary, his bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2002, Mr. Valcke received $201,556 in base compensation, including employment-related expenses billed as an independent contractor, cash bonuses totaling $40,000 and 50,000 stock options. Either Party shall have the option to terminate Executive's Employment with or without cause, for any reason whatsoever, without any breach of this Agreement by giving six (6) month's written notice. In the event of such termination, Mr. Valcke has agreed to abide by various non-compete and non-solicitation restrictions for up to 12 months. Mr. Valcke's 2003 base compensation is $260,000. There is no bonus plan for 2003; however, the Compensation Committee has the discretion to award merit bonuses based on the Company's performance in 2003.

Mr. Bown's salary and bonus are determined pursuant to his employment agreement dated January 1, 2003. Mr. Bown's annual salary, any discretionary bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2002, Mr. Bown received a base salary of $50,600, no cash bonus and 75,000 stock options. In the event Mr. Bown is terminated Without Cause, he quits for Good Reason, or he is terminated or quits for Good Reason after a Change in Control (as the foregoing terms are defined in his employment agreement), Mr. Bown will continue to receive his base pay and any applicable Incentive Compensation over a 12-month period. In the event of such termination, Mr. Bown has agreed to abide by various non-compete and restrictions. Mr. Bown's 2003 annual base salary is $150,000. There is no bonus plan for 2003; however, the Compensation Committee has the discretion to award merit bonuses based on the Company's performance in 2003.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and The Nasdaq Stock Market, Inc. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of Common Stock are required by Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Except as provided in the paragraphs below, to our knowledge, based solely on review of the copies of such reports furnished to us, all reporting persons complied on a timely basis with all filing requirements applicable to them.

         Michael Cullinane did not file timely Form 4 reports with respect to the receipt of Common Stock options. Mr. Cullinane received the following option grants: 8,000 shares on January 11, 1999; 8,000 shares on January 11, 2000; 10,000 shares on November 30, 2001; 18,000 shares on January 9, 2002 and 20,000 shares on January 9, 2003. A Form 4 reporting these transactions has been filed on or about May 19, 2003.

         Forrest D. Laidley did not file timely Form 4 reports with respect to the purchase of the Company's Common Stock and the receipt of Common Stock options. Mr. Laidley purchased 30,000 shares of Common Stock on January 24, 2000, 5,883 shares of Common Stock on November 2, 2000 and 20,000 shares of Common Stock on January 3, 2001. He received stock option grants for 8,000 shares on January 11, 1999, 8,000 shares on January 11, 2000, 10,000 shares on November 30, 2001, 18,000 shares on January 9, 2002 and 20,000 shares on January 9, 2003. A Form 4 reporting these transactions has been filed on or about
May 19, 2003.

         Michael Mulshine did not file timely Form 4 reports with respect to purchases and sales of the Company's Common Stock and the receipt of Common Stock options. Mr. Mulshine purchased 220,000 shares of Common Stock on various dates from February 1999 through November 2000. He sold 201,100 shares of Common Stock on various dates from June 2001 through February 2003. He received stock option grants for 8,000 shares on January 11, 1999, 8,000 shares on January 11, 2000, 10,000 shares on November 30, 2001, 18,000 shares on January 9, 2002 and 20,000 shares on January 9, 2003. The detail of these transaction can be found on a Form 4 which has been filed on or about May 19, 2003.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to VASCO and our subsidiaries in all capacities during the three years ended December 31, 2000, 2001 and 2002 for our Chief Executive Officer and President and Executive Vice Presidents, who are the only executive officers of VASCO and our subsidiaries whose salary and bonus for such year exceeded $100,000 (collectively, the "Named Executive Officers").



                                        ANNUAL COMPENSATION         LONG-TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                           AWARDS               PAYOUTS
                                 ----------------------------------------------------------------------

                                                       OTHER      RESTRICTED    SECURITIES
   NAME AND PRINCIPAL                                  ANNUAL        STOCK      UNDERLYING      LTIP        ALL OTHER
       POSITION           YEAR   SALARY    BONUS     COMPENSATION   AWARD(S)   OPTIONS/SARS   PAYOUTS    COMPENSATION
                                  ($)       ($)          ($)          ($)           (#)           ($)          ($)

T. KENDALL HUNT  (1)      2002   152,627    42,500        --            --          120,000         --           --
   Chief Executive        2001   165,000    25,000        --            --          90,000          --           --
   Officer and Chairman   2000   165,000      --          --            --          30,000          --           --
   of the Board

JAN VALCKE (2)            2002   166,667    40,000      34,889          --          50,000          --           --
   President and Chief    2001   155,000    36,600       8,597          --          50,000          --           --
   Operating Officer      2000   107,895    29,288        --            --            --            --           --

CLIFFORD K. BOWN (3)      2002    50,600      --          --            --          75,000          --           --
   Executive Vice         2001      --        --          --            --            --            --           --
   President, Chief       2000      --        --          --            --            --            --           --
   Financial Officer
   and Secretary

MARIO R. HOUTHOOFT (4)    2002   186,875    81,250      103,372         --          120,000         --         75,113
   Chief Executive        2001   225,000   110,000       99,337         --          120,000         --           --
   Officer, President and 2000   180,000      --        103,793         --            --            --           --
   Director

DENNIS D. WILSON (5)      2002   100,347    40,000        --            --          150,000         --           --
   Executive Vice         2001   155,000    45,000        --            --          50,000          --           --
   President, Chief       2000    94,167    15,000        --            --          100,000         --           --
   Financial Officer
   and Secretary

     (1) Mr. Hunt returned as Chief Executive Officer of VASCO on November 20, 2002.
     (2) Mr. Valcke became President and Chief Operating Officer of VASCO on November 20, 2002.
     (3) Mr. Bown joined VASCO as Executive Vice President and Chief Financial Officer on August 19, 2002. He was appointed Secretary of VASCO on October 21, 2002. He was not an employee of VASCO during 2001 or 2000.
     (4) Mr. Houthooft was terminated from the Company as its President and CEO on November 20, 2002.
     (5) Mr. Wilson resigned as the Company's Executive Vice President and CFO on August 21, 2002.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth all options granted to the Named Executive Officers during 2002.


------------------------------------------------------------------------------------------------------------
                             INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------
                                                                              POTENTIAL REALIZABLE  VALUE AT
                                                                                ASSUMED ANNUAL RATES OF
                                      PERCENT OF                               STOCK PRICE APPRECIATION FOR
                        NUMBER OF       TOTAL                                        OPTION TERM(2)
                       SECURITIES      OPTIONS/
                       UNDERLYING       SARS        EXERCISE OF               ------------------------------
                        OPTIONS/     GRANTED TO     BASE PRICE   EXPIRATION
                      SARS GRANTED  EMPLOYEES IN      ($/SH)       DATE          5% ($)       10% ($)
     NAME                  (1)       FISCAL YEAR
------------------------------------------------------------------------------------------------------------
T. Kendall Hunt          120,000         7.3%          2.27      01/09/2012     171,310       434,135
Jan Valcke                50,000         3.0%          2.27      01/09/2012      71,380       180,890
Clifford K. Bown          75,000         4.6%          1.20      08/19/2012      56,600       143,440
Mario R. Houthooft       120,000         7.3%          2.27
(3)
Dennis D. Wilson (3)     150,000         9.1%          2.27


         (1) Vesting schedule is based on a time period of 36 months, with 6/36th of the options vesting at the end of the first six months and 1/36th of the options vesting each month thereafter on the last day of each month.

         (2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast future appreciation, if any, of our stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. Therefore, the actual values realized may be greater or less than the potential realizable values set forth in the table.

         (3) All of the options granted to Mr. Houthooft and Mr. Wilson lapsed ninety (90) days after their separation from the Company.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth the aggregate value as of December 31, 2002 of unexercised stock options held by the Named Executive Officers. The Named Executive Officers did not exercise any stock options during 2002 and the relevant columns have, therefore, been omitted.


          NAME               NUMBER OF SECURITIES   VALUE OF UNEXERCISED IN-THE-
                           UNDERLYING UNEXERCISED       MONEY OPTIONS/SARS  AT
                          OPTIONS/SARS AT FISCAL YEAR-     FISCAL YEAR-END
                                     END                       ($)(1)
----------------------------------------------------------------------------------
                          EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------
   T. Kendall Hunt         227,164       167,836          0             0
   Jan Valcke              134,582        99,168          0             0
   Clifford K. Bown           --          75,000          0             0
   Mario R. Houthooft      566,999       278,001          0             0
   Dennis D. Wilson(2)        --            --            0             0



         (1) Market value of underlying securities is based on the closing price of the Common Stock as reported on the Nasdaq National market on December 31, 2002 ($0.97) minus the exercise price.

         (2) All of the options granted to Mr. Wilson lapsed prior to the end of the year.

                REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

OVERVIEW

         Our Board of Directors established a Compensation Committee in March of 1998. For 2002, the Compensation Committee consisted of Messrs. Laidley, Cullinane and Mulshine, none of whom is employed by the Company, and none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes. The Compensation Committee met 7 times during 2002.

         The Compensation Committee is responsible for determining the compensation for our officers and employees. In accordance with its right to do so, the Committee has elected to delegate the fixing of salaries below certain levels to VASCO's Chief Executive Officer. The Compensation Committee also administers our Amended and Restated 1997 Stock Option Plan ("Amended and Restated Option Plan") and the Executive Incentive Compensation Plan ("Incentive Plan"), including the designation of which officers, key employees and directors shall receive options under the Option Plan and the amount, terms, pricing, and vesting provisions of options granted pursuant to the Option Plan.

EXECUTIVE COMPENSATION PHILOSOPHY

         We operate in the competitive technology industry and view our ability to attract and retain highly qualified and dedicated executives and key employees as a critical component of our future success. We strive to maintain an entrepreneurial atmosphere and to maintain a low cost operating structure. Consequently, we employ a combination of salary, bonuses and stock options to reward, retain and provide incentives to our executives and key employees.

2002 CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee believes that the salary approved for Mr. Houthooft, the former Chief Executive Officer of the Company, reflected market value for his services in 2002. Given this and the relative performance of the Company during 2002, the Compensation Committee of the Company believes that Mr. Houthooft's approved compensation was appropriate. Mr. Houthooft was terminated as of November 20, 2002.
         Mr. Hunt, the Company's current CEO, is being paid below market and is expected to be adjusted based on the performance of the Company.

2002 COMPENSATION OF OTHER EXECUTIVE OFFICERS

         Although we strive to maintain a low cost operating structure, our Compensation Committee aims to set other executives' and key employees' salaries at a competitive level. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

         At our 1999 Annual Meeting of Stockholders, VASCO's stockholders approved the Amended and Restated Option Plan. The Amended and Restated Option Plan was designed to serve as a performance incentive to encourage our executives, key employees and others to acquire or increase a proprietary interest in the success of VASCO. The Compensation Committee believes that, over a period of time, our share performance will, to a great extent, reflect executive and key employee performance.

         The Amended and Restated Option Plan provides that options may be granted at the discretion of the Compensation Committee, in such amounts and subject to such conditions as the Compensation Committee may determine in accordance with the terms thereof. Options granted to employees are priced at market, are generally fully vested after five years and expire at the end of ten years.

         The Executive Incentive Compensation Plan covers our eligible executives and key employees (each a "participant"), with such eligibility determined at the end of each year at the sole discretion of the Compensation Committee. Awards are based on prior year operating results, such results being subject to audit by our independent accountants, and are distributed following the completion of such audit.

         The Compensation Committee approved a quarterly bonus program for its executives at the beginning of 2002. This program was designed to reward the executive team for achieving its revenue and operating income business plan targets for each quarter in 2002. As was the case in determining the annual 2002 salaries for each executive, the quarterly bonuses were determined by analyzing the actual 2000 compensation for other executives in our industry. It was the

Compensation Committee's goal to target these quarterly bonuses at a level commensurate with "market" compensation for comparable executives.

         Awards, in whole or in part, may be offered in the form of shares of the Common Stock or cash at the sole discretion of the Compensation Committee and the Compensation Committee also may elect to delegate the choice of cash or Common Stock to the individual participants. To the extent that shares of Common Stock are awarded in lieu of cash, the number of shares is based on the market value of the Common Stock on the date the award is determined, and is taxable to the participant in the year the award is granted. Such shares are restricted and cannot be sold or transferred except pursuant to registration under the Securities Act of 1933 or an exemption from such registration.

Respectfully submitted,

Forrest D. Laidley, Chairman
Michael P. Cullinane
Michael A. Mulshine

                             STOCK PERFORMANCE GRAPH

The Common Stock commenced trading on the NASD Electronic Bulletin Board on March 28, 1998 and currently trades on Nasdaq SC. The Stock Performance Graph below compares the cumulative total return through December 31, 2002, assuming reinvestment of dividends, by an investor who invested $100.00 on March 28, 1998 in each of (i) the Common Stock, (ii) the Russell 2000 index, (iii) the Standard Industrial Code (SIC) Index 3577 -- Computer Peripheral Equipment, NEC and (iv) a comparable industry (the "Peer Group") index selected by VASCO as described below. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                  [LINE GRAPH]

                      3/23/98  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
VASCO DATA SECURITY
 INTERNATIONAL,INC.    100.00     59.40    159.38    107.50     42.00     19.40
   SIC CODE INDEX      100.00    167.36    358.96    276.24    131.36     91.24
 RUSSELL 2000 INDEX    100.00     88.31    105.62    101.06    102.09     80.06
  PEER GROUP INDEX     100.00     68.68    208.23    164.31     92.86     38.39


The Peer Group reflected above is made up of the following companies: ActivCard S.A., Netegrity Inc., RSA Security Inc. and Secure Computing.

                              INDEPENDENT AUDITORS

KPMG LLP served as independent auditors of the Company's books and records for the fiscal year ended December 31, 2002 and has acted as auditors for the Company and its predecessor, VASCO Corp., since the 1994 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for consideration at and for inclusion in the Company's proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement and proxy relating to the Company's 2004 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal executive offices not later than January 31, 2004 and must otherwise comply with the requirements of Rule 14a-8.

                               PROXY SOLICITATION

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The full cost of the preparation and mailing of the Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

                                  OTHER MATTERS

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Notice of the Annual Meeting. However, if other matters are properly presented for a vote at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

By Order of the Board of Directors,



                                  /s/ Clifford K. Bown
                                   --------------------------------
                                   Clifford K. Bown
                                   Secretary





Oakbrook Terrace, Illinois

May 23, 2003

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                  ANNUAL MEETING OF STOCKHOLDERS--JULY 09, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints T. Kendall Hunt, with full power of substitution, proxy to vote all the shares of common stock of VASCO Data Security International, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 09, 2003 and at any adjournment thereof, as designated for the items set forth and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated May 23, 2003.

         IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN OR, IF NOT SPECIFIED, FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THIS TIME, MANAGEMENT KNOWS OF NO SUCH OTHER BUSINESS.


PLEASE MARK, DATE, AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         The Board of Directors recommends a vote FOR the election of the Directors set forth below.


     1.  Election of Directors
         Nominees:  01 -- T. Kendall Hunt, 02 -- Michael P. Cullinane , 03 -- Forrest D. Laidley
         04 -- Michael A. Mulshine -- 05 -- John R. Walter

                           For                 Withhold                  For All
                           All                   All                     Except
                           O                     O                        O



     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

                        --------------------------------



Date: ___________________________

Signature: ______________________

Signature: ______________________
            (If Held Jointly)

                                    IMPORTANT: Please date and sign exactly as the name appears herein and return this proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be that of a duly authorized officer or partner.